UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2009 (April 1, 2009)
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	000-25132 (Commission File Number)	25-1741849 (IRS Employer Identification No.)

14, rue de la Colombiere 1260 Nyon, Switzerland (Address of principal executive offices)	NA (Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 1, 2009 the registrant completed its acquisition of Norwood Immunology Limited (“NIL”) through a Share Purchase Agreement pursuant to which the registrant acquired all issued and outstanding shares of capital stock of Bestewil Holding B.V. (“Bestewil”) from its parent, Norwood Immunology Limited (“NIL”), and all issued and outstanding shares of capital stock of Virosome Biologicals B.V. held by Bestewil.
     On June 16, 2009, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) to report the completion of the acquisition of Bestewil and file the audited financial statements of Bestewil required by paragraph (a)(1) of Item 9.01 of Form 8-K. The Company is filing this amendment to amend the Initial 8-K to include the financial information required by paragraph (b)(1) of Item 9.01 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(b)	Pro forma financial information.
     The pro forma financial statements of the registrant for the three months ended March 31, 2009 and for the year ended December 31, 2008 are attached hereto as Exhibit 99.2 and incorporated herein by reference.
(d)	Exhibits.
99.2	Unaudited pro forma financial information of the registrant for the three months ended March 31, 2009 and for the year ended December 31, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2009	MYMETICS CORPORATION
	By:	/s/ Ernst Luebke
Ernst Luebke
Chief Financial Officer